Exhibit 10.8

AMENDMENT NO. 1 TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 (this “Amendment”) to Common Stock Purchase Warrant is entered into as of April 19, 2012, by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), and the persons identified on the signature pages hereto (the “Holders”).

WHEREAS, the Company issued a Common Stock Purchase Warrant to each Holder on September 1, 2011 (the “Original Warrant”, and together with the Amendment, the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the Original Warrant to provide for exercises of the Warrant.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Amendment of Original Warrant

(a) The following Section 4(c) is hereby added to the Warrant:

c)Cashless Exercise.  At the option of the Holder, this Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(b) Section 9(c) of the Original Warrant is hereby deleted in its entirety and replaced with the following:

c) Subsequent Equity Sales.  If prior to April 19, 2013, the Company shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be adjusted in accordance with the formula:

P
E’	=	E	x	O	+	E
A

where:

E’                            =                                 the adjusted Exercise Price.

E                                =                                 the then current Exercise Price.

O                               =                                 the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

P                                 =                                 the aggregate consideration received for the issuance of such additional shares.

A                               =                                 the number of shares outstanding of Common Stock immediately after the issuance of such additional shares of Common Stock.

Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

This Section 9(c) shall not apply to:

(1)                                 any of the transactions described in subsections (a) or (b) of this Section 9;

(2)                                 the issuance, conversion, exchange or exercise of any securities pursuant to the Purchase Agreement;

(3)                                 the issuance of options exercisable for Common Stock to employees, officers, consultants or directors of the Company or its Subsidiaries;

(4)                                 the issuance of Common Stock issuable upon the conversion, exchange or exercise of other securities, warrants, options or similar rights, which securities were issued before the Initial Exercise Date, provided such securities are not amended after the Initial Exercise Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; or

(5)                                 the issuance of Common Stock, options, warrants or other convertible securities issued to strategic partners of the Company in connection with transactions consummated with such strategic partners in furtherance of the Company’s business objectives.

2.                                      Effect of Amendment.  Except to the extent the Original Warrant is modified by this Amendment, the remaining terms and conditions of the Original Warrant shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Original Warrant and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.

By:	/s/ Andrew Levi
Name: Andrew Levi
Title: Chief Executive Officer

HOLDER

LMD Capital, LLC

By:	/s/ Steven B. Solomon
Name: Steven B. Solomon
Title: Managing Member

Esousa Holdings LLC

By:	/s/ Rachel Glicksman
Name: Rachel Glicksman
Title: Managing Member